Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-167796) of SS&C Technologies Holdings, Inc. of our report dated March 8, 2011 relating to the financial statements which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
March 8, 2011